UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2013

MILLENNIUM INDIA ACQUISITION COMPANY INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

811-22156

(Commission File Number)

20-4531310

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

 (Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The registrant has caused to be mailed to its common stockholders three notices, copies of which are attached hereto as exhibits.

The first provides notice to certain stockholders of the change to the registrant’s board of directors effected as of October 3, 2013 through a public solicitation of written consents from stockholders. This notice has been sent to stockholders pursuant to Section 228(e) of the Delaware General Corporation Law.

The second provides notice to stockholders that the board of directors of the registrant has authorized the purchase by the registrant of up to 800,000 shares of the registrant’s outstanding common stock, from time-to-time in the open market. This notice has been sent to stockholders pursuant to Section 23(c) of the Investment Company Act of 1940 and the relating thereto.

The third provides notice to stockholders that 60 days after the date of such notice, or as soon thereafter as practicable, the board of directors of the registrant shall eliminate the investment policy currently applicable to the Company that provides that, under normal market conditions, the Company will invest at least 80% of the value of its net assets and borrowings for investment purposes in equity securities of Indian companies or instruments that have similar economic characteristics, and that in conjunction with this change in investment policy, the board of directors shall effect a change in the name of the registrant to remove reference to India. This notice has been sent to stockholders pursuant to Rule 35d-1 under the Investment Company Act of 1940.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Ex. No.
99.1	Notice to certain stockholders pursuant to Section 228(e) of the Delaware General Corporation Law
99.2	Notice to stockholders pursuant to Section 23(c) of the Investment Company Act of 1940 and the relating thereto
99.3	Notice to stockholders pursuant to Rule 35d-1 under the Investment Company Act of 1940

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2013	MILLENNIUM INDIA ACQUISITION COMPANY INC. By /s/ David H. Lesser
David H. Lesser Chairman and Chief Executive Officer